Exhibit 3.1
AMENDED AND RESTATED
BYLAWS
OF
INTEGRITY BANCSHARES, INC.

AMENDED AND RESTATED
BYLAWS
OF
INTEGRITY BANCSHARES, INC.
ARTICLE 1. OFFICES
     1.1 Registered and Principal Offices. The initial registered office of the Corporation shall be 11140 State Bridge Road, Alpharetta, Fulton County, Georgia 30022, and the name of the registered agent at this address is Patrick M. Frawley. The mailing address of the initial principal office of the Corporation shall be 11140 State Bridge Road, Alpharetta, Georgia 30022. The registered office need not be identical with the principal office of the Corporation and may be changed at any time by the Board of Directors.
     1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Georgia as the Board of Directors may from time to time determine or the business of the Corporation may require to make desirable.
ARTICLE 2. SHAREHOLDERS’ MEETINGS
     2.1 Annual Meeting. A meeting of shareholders of the Corporation shall be held annually at such time and place and on such date as the Directors shall determine from time to time for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting.
     2.2 Special Meeting. Special meetings of the shareholders may be called at any time by the Corporation’s Board of Directors, its President, and by the Corporation upon the written request of any one or more shareholders, owning an aggregate of not less than two-thirds (2/3) of the outstanding capital stock of the Corporation. Any such request shall state the purposes for which the meeting is to be called. Special meetings shall be held at such a time and place and on such date as shall be specified in the notice of the meeting.
     2.3 Place. Annual or special meetings of shareholders may be held within or without the State of Georgia.
     2.4 Notice. Notice of annual or special shareholders meetings stating place, day and hour of the meeting shall be given in writing not less than ten nor more than sixty days before the date of the meeting, either mailed to the last known address or personally given to each shareholder. Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called. The notice of any meeting at which amendments to or restatements of the articles of incorporation, merger or share exchange of the Corporation, or the disposition of corporate assets requiring shareholder approval are to be considered shall state such purpose, and shall further comply with all requirements of law. Notice of a meeting may be waived by an instrument in writing executed before or after the meeting. The waiver need not specify the purpose of the meeting or the business transacted, unless one of the purposes of the meeting concerns a plan of merger or share exchange, in which event the waiver shall comply with the further requirements of law concerning such waivers. Attendance at such meeting in person or by proxy shall constitute a waiver of notice thereof.
     2.5 Quorum. At all meetings of shareholders a majority of the outstanding shares of stock shall constitute a quorum for the transaction of business, and no resolution or business shall be transacted without the favorable vote of the holders of a majority of the shares represented at the meeting and entitled to vote. A lesser number may adjourn from day to day, and shall announce the time and place to which the meeting is adjourned.
     2.6 Proxies; Required Vote. At every meeting of the shareholders, including meetings of shareholders for the election of Directors, any shareholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be voted after eleven months from its date, unless said proxy provides for a longer period. Each shareholder shall have one vote for each share of stock having voting power, registered in his or her name on the books of the Corporation. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, except as otherwise provided by law, by the Articles of Incorporation or by these bylaws.
     2.7 Presiding Officer and Secretary. At every meeting of shareholders, the Chairman or the President, or, if such officers shall not be present, then the person appointed by one of them shall preside. The Secretary or an Assistant Secretary, or if such officers shall not be present, the appointee of the presiding officer of the meeting, shall act as secretary of the meeting.
     2.8 Shareholder List. The officer or agent having charge of the stock transfer books of the Corporation shall produce for inspection of any shareholder at, and continuously during, every meeting of the shareholders, a complete alphabetical list of shareholders showing the address and share holdings of each shareholder. If the record of shareholders readily shows such information, it may be produced in lieu of such a list.
     2.9 Action in Lieu of Meeting. Any action to be taken at a meeting of the shareholders of the Corporation, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by those persons who would be entitled to vote at a meeting those shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by class) of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted.

ARTICLE 3. DIRECTORS
     3.1 Management. Subject to these bylaws, or any lawful agreement between the shareholders, the full and entire management of the affairs and business of the Corporation shall be vested in the Board of Directors, which shall have and may exercise all of the powers that may be exercised or performed by the Corporation.
     3.2 Number of Directors. The Board of Directors shall consist of not less than five (5) nor more than twenty-five (25) members. The number of Directors may be fixed or changed from time to time, within the minimum and maximum, by the shareholders by the affirmative vote of two-thirds (66-2/3%) of the issued and outstanding shares of the Corporation entitled to vote in an election of Directors, or by the Board of Directors by the affirmative vote of two-thirds (66-2/3%) of all Directors then in office.
     3.3 Vacancies. A vacancy occurring in the Board of Directors whether caused by removal or otherwise and including vacancies resulting from an increase in the number of Directors, may be filled for the unexpired term and until the shareholders shall have elected a successor by the affirmative vote of a majority of the Directors remaining in office, though less than a quorum of the Board of Directors.
     3.4 Election of Directors. The Board of Directors shall be divided into three (3) classes, Class I, Class II, and Class III which shall be as nearly equal in number as possible. Each director in Class I shall be elected to an initial term of one (1) year, each director in Class II shall be elected to an initial term of two (2) years, each director in Class III shall be elected to an initial term of three (3) years, and each director shall serve until the election and qualification of his or her successor or until his or her earlier resignation, death or removal from office. Upon the expiration of the initial terms of office of each Class of directors, the directors of each Class shall be elected for terms of three (3) years, to serve until the election and qualification of their successors or until their earlier resignation, death or removal from office.
     3.5 Removal. Any Director may be removed from office, at a meeting with respect to which notice of such purpose is given (a) without cause, only upon the affirmative vote of the holders of at least two-thirds (66?%) of the issued and outstanding shares of the Corporation, and (b) with cause, upon the affirmative vote of the holders of a majority of the issued and outstanding shares of the Corporation or by the affirmative vote of a majority of all the Directors then in office. For purposes hereof, “cause” is defined in Article 9 of the Articles of Incorporation.
     3.6 Resignation. Any Director may resign at any time either orally at any meeting of the Board of Directors or by so advising the Chairman of the Board or the President or by giving written notice to the Corporation. A Director who resigns may postpone the effectiveness of his or her resignation to a future date or upon the occurrence of a future event specified in a written tender of resignation. If no time of effectiveness is specified therein, a resignation shall be effective upon tender. A vacancy will be deemed to exist at the time a resignation is tendered, and the Board of Directors or the shareholders may, then or thereafter, elect a successor to take office when the resignation by its terms becomes effective.
     3.7 Compensation. Directors may be allowed such compensation for their services as Directors as may from time to time be fixed by resolution of the Board of Directors.
ARTICLE 4. COMMITTEES
     4.1 Executive Committee.
          (a) The Board of Directors may, by resolution adopted by a majority of the entire Board, designate an Executive Committee consisting of one or more Directors. Each Executive Committee member shall hold office until the first meeting of the Board of Directors after the annual meeting of shareholders and until the member’s successor is elected and qualified, or until the member’s death, resignation or removal, or until the member shall cease to be a Director.
          (b) During the intervals between the meetings of the Board of Directors, the Executive Committee may exercise all the authority of the Board of Directors; provided, however, that the Executive Committee shall not have the power to amend or repeal any resolution of the Board of Directors that by its terms shall not be subject to amendment or repeal by the Executive Committee, and the Executive Committee shall not have the authority of the Board of Directors in reference to (i) the amendment of the Articles of Incorporation or bylaws of the Corporation; (ii) the adoption of a plan of merger or consolidation; (iii) the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Corporation; or (iv) a voluntary dissolution of the Corporation or the revocation of any such voluntary dissolution.
          (c) The Executive Committee shall meet from time to time on call of the Chairman of the Board or the President or of any two or more members of the Executive Committee. Meetings of the Executive Committee may be held at such place or places, within or without the State of Georgia, as the Executive Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Executive Committee may fix its own rules of procedure, including provision for notice of its meetings. It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken, and all such proceedings shall be subject to revision or alteration by the Board of Directors except to the extent that action shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alteration.
          (d) The Executive Committee shall act by majority vote of its members; provided, however, that contracts or transactions of and by the Corporation in which officers or Directors of the Corporation are interested shall require the affirmative vote of a majority of the disinterested members of the Executive Committee at a meeting of the Executive Committee at which the material facts as to the interest and as to the contract or transaction are disclosed or known to the members of the Executive Committee prior to the vote.
          (e) Members of the Executive Committee may participate in committee proceedings by means of conference telephone or similar communications equipment by means of which all persons participating in the proceedings can hear each other, and such participation shall constitute presence at such proceedings.
          (f) The Board of Directors, by resolution adopted in accordance with paragraph (a) of this section, may designate one or more Directors as alternate members of the Execution Committee who may act in the place and stead of any absent member or members at any meeting of said committee.
     4.2 Other Committees. The Board of Directors, by resolution adopted by majority of the entire Board, may designate one or more additional committees, each committee to consist of one or more of the Directors of the Corporation, which shall have such name or names and shall have and may exercise such powers of the Board of Directors, except the powers denied to the Executive Committee, as may be determined from time to time by the Board of Directors. Such committees shall provide for their own rules of procedure, subject to the same restrictions thereon as provided above for the Executive Committee.
     4.3 Removal. The Board of Directors shall have power at any time to remove any member of any committee, with or without cause, and to fill vacancies in and to dissolve any such committee.
ARTICLE 5. MEETINGS OF THE BOARD OF DIRECTORS
     5.1 Time and Place. Meetings of the Board of Directors may be held any place either within or without the State of Georgia.
     5.2 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, within or without the State of Georgia, as shall be determined by the Board of Directors from time to time.
     5.3 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on not less than one day’s notice by mail, telegram, cablegram, personal delivery or telephone to each Director and shall be called by the Chairman of the Board of Directors or the President in like manner and on like notice on the written request of any two or more Directors. Any such special meeting shall be held at such time and place, within or without the State of Georgia, as shall be stated in the notice of the meeting.
     5.4 Content and Waiver of Notice. No notice of any meeting of the Board of Directors need state the purposes thereof. Notice of any meeting may be waived by an instrument in writing executed before or after the meeting. Attendance in person at any such meeting shall constitute a waiver of notice thereof unless the Director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transaction business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
     5.5 Quorum; Participation by Telephone. At all meetings of the Board of Directors, the presence of a majority of the authorized number of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business. Directors may participate in any meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such communications equipment shall constitute the presence in person at such meeting. Except as may be otherwise specifically provided by law, the Articles of Incorporation or these bylaws, all resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the Directors present at the meeting. In the absence of a quorum, a majority of the Directors present at any meeting may adjourn the meeting from time to time until a quorum is present. Notice of any adjourned meeting need only be given by announcement at the meeting at which the adjournment is taken.
     5.6 Action in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board of Directors and upon compliance with any further requirements of law pertaining to such consents.
     5.7 Interested Directors and Officers. An interested Director or officer is one who is a party to a contract or transaction with the Corporation or who is an officer or Director of, or has a financial interest in, another Corporation, partnership or association which is a party to a contract or transaction with the Corporation. Contracts and transactions between the Corporation and one or more interested Directors or officers shall not be void or voidable solely because of the involvement or vote of such interested persons as long as (a) the contract or transaction is approved in good faith by the Board of Directors or appropriate committee by the affirmative vote of a majority of disinterested Directors, even if the disinterested Directors be less than a quorum, at a meeting of the Board or committee at which the material facts as to the interested person or persons and the contract or transaction are disclosed or known to the Board or committee prior to the vote; (b) the contract or transaction is approved in good faith by the shareholders after the materials facts as to the interested person or persons and the contract or transaction have been disclosed to them; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, committee or shareholders. Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or committee which authorizes the contract or transaction.

ARTICLE 6. OFFICERS, AGENTS AND EMPLOYEES
     6.1 General Provisions. The officers of the Corporation shall be a President and a Secretary, and may include a Treasurer, Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The officers shall be elected by the Board of Directors at the first meeting of the Board of Directors after the annual meeting of the shareholders in each year or shall be appointed as provided in these bylaws. The Board of Directors may elect other officers, agents and employees, who shall have such authority and perform such duties as may be prescribed by the Board of Directors. All officers shall hold office until the meeting of the Board of Directors following the next annual meeting of the shareholders after their election or appointment and until their successors shall have been elected or appointed and shall have qualified. Any two or more offices may be held by the same person. Any officer, agent or employee of the Corporation may be removed by the Board of Directors with or without cause. Removal without cause shall be without prejudice to such person’s contract right, if any, but the election or appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights. The compensation of officers, agents and employees elected by the Board of Directors shall be fixed by the Board of Directors or by a committee thereof, and this power may also be delegated to any officer, agent or employee as to persons under his or her direction or control. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.
     6.2 Powers and Duties of the Chairman of the Board and the President. The powers and duties of the Chairman of the Board and the President, subject to the supervision and control of the Board of Directors, shall be those usually appertaining to their respective offices and whatever other powers and duties are prescribed by these bylaws or by the Board of Directors.
          (a) The Chairman of the Board shall preside at all meetings of the Board of Directors and at all meetings of the shareholders. The Chairman of the Board shall perform such other duties as the Board of Directors may from time to time direct, but shall not participate in any major policy functions of the Corporation other than in his or her capacity as director. The President shall act as Chairman of the Board of Directors in the absence of the Chairman unless another Director is elected Chairman.
          (b) The President shall, unless otherwise provided by the Board of Directors, be the chief executive officer of the Corporation. The President shall have general charge of the business and affairs of the Corporation and shall keep the Board of Directors fully advised. The President shall employ and discharge employees and agents of the Corporation, except such as shall be elected by the Board of Directors, and he or she may delegate these powers. The President shall have such powers and perform such duties as generally pertain to the office of the President, as well as such further powers and duties as may be prescribed by the Board of Directors. The President may vote the shares or other securities of any other domestic or foreign Corporation of any type or kind which may at any time be owned by the Corporation, may execute any shareholders’ or other consents in respect thereof and may in his or her discretion delegate such powers by executing proxies, or otherwise, on behalf of the Corporation. The Board of

Directors, by resolution from time to time, may confer like powers upon any other person or persons.
     6.3 Powers and Duties of Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors or the President may prescribe and shall perform such other duties as may be prescribed by these bylaws. In the absence or inability to act of the President, unless the Board of Directors shall otherwise provide, the Vice President who has served in that capacity for the longest time and who shall be present and able to act, shall perform all duties and may exercise any of the powers of the President. The performance of any such duty by a Vice President shall be conclusive evidence of his or her power to act.
     6.4 Powers of Duties of the Secretary. The Secretary shall have charge of the minutes of all proceedings of the shareholders and of the Board of Directors and shall keep the minutes of all their meetings at which he or she is present. Except as otherwise provided by these bylaws, the Secretary shall attend to the giving of all notices to shareholders and Directors. He or she shall have charge of the seal of the Corporation, shall attend to its use on all documents, the execution of which on behalf of the Corporation under its seal is duly authorized and shall attest the same by his or her signature whenever required. The Secretary shall have charge of the record of shareholders of the Corporation, of all written requests by shareholders that notices be mailed to them at an address other than their addresses on the record of shareholders, and of such other books and papers as the Board of Directors may direct. Subject to the control of the Board of Directors, the Secretary shall have all such powers and duties as generally are incident to the position of Secretary or may be assigned to the Secretary by the President or the Board of Directors.
     6.5 Powers and Duties of the Treasurer. The Treasurer shall have charge of all funds and securities of the Corporation, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the Corporation in such banks or depositaries as the Board of Directors may authorize. The Treasurer may endorse all commercial documents requiring endorsement for or on behalf of the Corporation and may sign all receipts and all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation. The Treasurer shall have all such powers and duties as generally are incident to the position of Treasurer or as may be assigned to the Treasurer by the President or by the Board of Directors.
     6.6 Appointment, Powers and Duties of Assistant Secretaries. Assistant Secretaries may be appointed by the President or elected by the Board of Directors. In the absence or inability of the Secretary to act, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall be conclusive evidence of the Assistant Secretary’s power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to him or her.
     6.7 Appointment, Powers and Duties of Assistant Treasurers. Assistant Treasurers may be appointed by the President or elected by the Board of Directors. In the absence or inability of the Treasurer to act, an Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer. The performance of any such duty shall be conclusive evidence of the Assistant Treasurer’s power to act. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may assign to him or her.
     6.8 Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors (or in the case of Assistant Secretaries or Assistant Treasurers only, the President) may confer for the time being the powers and duties, or any of them, of such officer upon any other officer or elect or appoint any new officer to fill a vacancy created by death, resignation, retirement or termination of any officer. In such latter event such new officer shall serve until the next annual election of officers.
ARTICLE 7. CAPITAL STOCK
     7.1 Authorization and Issuance of Shares. The par value and the maximum number of shares of any class of the Corporation which may be issued and outstanding shall be set forth from time to time in the Articles of Incorporation, as amended, of the Corporation. The Board of Directors may increase or decrease the number of issued and outstanding shares of the Corporation within the maximum number of shares authorized by the Articles of Incorporation, as amended, and the minimum capitalization requirements of the Articles of Incorporation, as amended, or Georgia law.
     7.2 Share Certificates; Direct Registration System. The shares of the Corporation’s stock may be certificated or uncertificated, as provided under Georgia law, and shall be entered in the books of the Corporation and registered as they are issued. The interest of a shareholder in the Corporation may be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the Corporation in accordance with a direct registration system approved by the Securities and Exchange Commission or NASDAQ (or its successor) or any securities exchange or automated quotation system on which the shares of the Corporation’s stock may from time to time be quoted or listed. The interest of a shareholder in the Corporation also may be evidenced by a certificate or certificates representing shares of the Corporation which shall be in such form as the Board of Directors may from time to time adopt in accordance with Georgia law. Share certificates shall be entered on the Corporation’s books. Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and shall be sealed with the seal of the Corporation or a facsimile thereof; provided, however, that where such certificate is signed by a transfer agent, or registered by a registrar other than the Corporation itself, or any employee of the corporation, the signature of such officers may be facsimiles. In case any officer or officers who shall have signed or whose facsimile signature shall have been placed upon a share certificate shall have ceased for any reason to be such officer or officers of the Corporation before such certificate is issued, such certificate may be issued by the Corporation whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers.

     7.3 Rights of Corporation With Respect to Registered Owners. Prior to due presentation for transfer of registration of its shares, the Corporation may treat the registered owner of the shares as the person exclusively entitled to vote such shares, to receive any dividend or other distribution with respect to such shares, and for all other purposes; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not its shall have express or other notice thereof, except as otherwise provided by law.
     7.4 Transfer of Shares. Subject to any restrictions on transfer, and unless otherwise provided by the Board of Directors, shares of the Corporation’s stock may be transferred and such transfers shall be made upon the stock transfer books of the Corporation, kept at the office of the transfer agent designated to transfer the shares. If shares of the corporation’s stock are issued in certificated form, then those shares may be transferred by the surrender to the Corporation or its transfer agent of the certificate thereof properly endorsed or accompanied with a written assignment or power of attorney properly executed, and in the case of a certificate alleged to have been lost, stolen, or destroyed, the requirements of Section 7.8 of these Bylaws shall have been met. If the shares of the Corporation’s stock are issued in uncertificated form, then those shares may be transferred upon proper instructions from the holder of the uncertificated shares. In each case, transfers will only be made with such proof of authenticity of signature as the Corporation or its transfer agent may reasonably require. The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.
     7.5 Duty of Corporation to Register Transfer. Notwithstanding any of the provision of Section 7.4 of these Bylaws, the Corporation is under a duty to register the transfers of its shares only if:
          (a) the share certificate, if such shares were issued in certificated form, is endorsed by the appropriate person or persons or, if such shares were issued in uncertificated form, upon proper evidence of authority to transfer by the record holder;
          (b) if such shares are issued in certificated form, reasonable assurance is given that the endorsements or affidavit are genuine and effective, or, if such shares were issued in uncertificated form, reasonable assurance is given that the instructions are proper;
          (c) the Corporation has no duty to inquire into adverse claims or has discharged that duty;
          (d) any applicable law relating to the collection of taxes has been complied with; and
          (e) the transfer is in fact rightful or involves a bona fide purchaser.
     7.6 Certificated Shares — Inclusion of Information. To the extent the Corporation’s stock is certificated as permitted by Section 7.2 of these Bylaws, the interest of each shareholder shall be evidenced by a certificate or certificates representing shares of the Corporation which shall be in such form as the Board of Directors may from time to time adopt and shall be numbered and shall be entered in the books of the Corporation as they are issued. Each certificate representing shares shall set forth upon the face thereof the name of the Corporation, that the Corporation is organized under the laws of the State of Georgia, the name or names of the person or persons to whom the certificate is issued, the number and class of shares, and the designation of the series, if any, which the certificate represents; and if any shares represented by the certificate are nonvoting shares, a statement or notation to that effect; and, if the shares represented by the certificate are subordinate to shares of any other class or series with respect to dividends or amounts payable on liquidation, the certificate shall further set forth on either the face or back thereof a clear and concise statement to that effect.
     7.7 Uncertificated Shares — Delivery of Information. To the extent the Corporation’s stock is uncertificated as permitted by Section 7.2 of these Bylaws, within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, that the Corporation is organized under the laws of the State of Georgia, the name or names of the person or persons to whom the certificate is issued, the number and class of shares, and the designation of the series, if any, which the certificate represents; and if any shares represented by the certificate are nonvoting shares, a statement or notation to that effect; and, if the shares represented by the certificate are subordinate to shares of any other class or series with respect to dividends or amounts payable on liquidation, the certificate shall further set forth on either the face or back thereof a clear and concise statement to that effect.
     7.8 Lost, Stolen or Destroyed Certificate. Any person claiming a share certificate to be lost, stolen, or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may requite, whereupon an appropriate new certificate, or uncertified shares in lieu of a new certificate, may be issued in lieu of the one alleged to have been lost, stolen, or destroyed.
     7.9 Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date, such date to be not more than 70 days (and in the case of a shareholders’ meeting, not less than 10 days) prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.
     7.10 Record Date if None Fixed. If no record date is fixed as provided in Section 7.9 of these Bylaws, then the record date for any determination of shareholders which may be proper or required by law shall be the date on which notice is mailed in the case of a shareholders’ meeting, or the date on which the Board of Directors adopts a resolution declaring a dividend in the case of a payment of a dividend.
     7.12 Shareholder List. The Corporation shall keep or cause to be kept a record of the shareholders of the Corporation which readily shows, in alphabetical order or by alphabetical index, and by classes or series of stock, if any, the names of the shareholders entitled to vote, with the address of and the number of shares held by each. Said record shall be presented and kept open at all meetings of the shareholders.
     7.13 Fractional Shares or Scrip. The Corporation may, when and if authorized so to do by its Board of Directors, issue fractional shares or scrip, which may be certificated or uncertificated, in order to effect share transfers, share distributions or reclassifications, mergers, consolidations or reorganizations. Holders of fractional shares shall be entitled, in proportion to their fractional holdings, to exercise voting rights, receive dividends and participate in any of the assets of the Corporation in the event of liquidation. Holders of scrip shall not, unless expressly authorized by the Board of Directors, be entitled to exercise any rights of a shareholder of the Corporation, including voting rights, dividend rights or the right to participate in any assets of the Corporation in the event of liquidation. In lieu of issuing fractional shares or scrip, the Corporation may pay in cash the fair value of fractional interests as determined by the Board of Directors; and the Board of Directors may adopt resolutions regarding rights with respect to fractional shares or scrip as it may deem appropriate, including without limitation the right for persons entitled to receive fractional shares to sell such fractional shares or purchase such additional fractional shares as may be needed to acquire one full share, or sell such fractional shares or scrip for the account of such persons.
ARTICLE 8. BOOKS AND RECORDS; SEAL; ANNUAL STATEMENTS
     8.1 Inspection of Books and Records. A shareholder’s right to inspect the records of the Corporation is set forth in O.C.G.A. § 14-2-1602. Pursuant to O.C.G.A. § 14-2-1602(e), a shareholder’s right to inspect the corporate records enumerated in O.C.G.A. § 14-2-1602(c) is limited to shareholders owning more than two percent (2%) of the outstanding shares of stock in the Company.
     8.2 Seal. The corporate seal shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the signature of the Corporation followed by the word “Seal” enclosed in parentheses or scroll shall be deemed the seal of the Corporation.
     8.3 Annual Statements. Not later than four months after the close of the fiscal year, and in any case prior to the next annual meeting of shareholders, the Corporation shall prepare:
          (a) A balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year; and
          (b) A profit and loss statement showing the results of its operations during its fiscal year. Upon written request, the Corporation promptly shall mail to any shareholder of record a copy of its most recent balance sheet and profit and loss statement.

ARTICLE 9. INDEMNIFICATION
     9.1 Definitions. The terms “Director”, “expenses”, “liability”, “party”, “proceeding”, shall have the meanings found in the Georgia Business Corporation Code (“Code”) Section 14-2-850, as amended.
     9.2 Authority to Indemnify.
          (a) Except as provided in subsections (d) and (e) of this Section 9.2, the Corporation shall indemnify or obligate itself to indemnify an individual made a party to a proceeding because he is or was a Director against liability incurred in the proceeding if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.
          (b) A Director’s conduct with respect to any employee benefit plan for a purpose he believed in good faith to be in the interests of the participants and beneficiaries of the plan is conduct that satisfies the requirements of subsection (a) of this Section 9.2.
          (c) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the Director did not meet the standard of conduct set forth in subsection (a) of this Section 9.2.
          (d) The Corporation may not indemnify a Director under Section 9.2:
(i)	In connection with a proceeding by or in the light of the Corporation in which the Director was adjudged liable to the Corporation; or

(ii)	In connection with any other proceeding in which he was adjudged liable on the basis that personal benefit was improperly received by him.
          (e) Indemnification permitted under this Section 9.2 in connection with a proceeding by or in light of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.
     9.3 Mandatory Indemnification. To the extent that a Director has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, or in defense of any claim, issue, or matter therein, because he is or was a Director of the Corporation, the Corporation shall indemnify the Director against reasonable expenses incurred by him in connection therewith.

     9.4 Advance for Expenses.
          (a) The Corporation shall pay for or reimburse the reasonable expenses incurred by a Director who is a party to a proceeding in advance of final disposition of the proceeding if:
(i)	The Director furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in subsection (a) of Section 9.2; and

(ii)	The Director furnishes the Corporation a written undertaking executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification under this part.
          (b) The undertaking required by paragraph (ii) of subsection (a) of this Section 9.4 must be an unlimited general obligation of the Director but need not be secured and may be accepted without reference to financial ability to make repayment.
     9.5 Court Ordered Indemnification and Advances for Expenses. A Director of the Corporation who is a party to a proceeding may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification or advances for expenses if it determines:
          (a) The Director is entitled to mandatory indemnification under Section 9.3 of these bylaws, in which case the court shall also order the Corporation to pay the Director’s reasonable expenses incurred to obtain court ordered indemnification;
          (b) The Director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in subsection (a) of Section 9.2 or was adjudged liable as described in subsection (d) of Section 9.2, but if he was adjudged so liable, his indemnification is limited to reasonable expenses incurred unless the Articles of Incorporation or other provisions of these bylaws, a contract, or a resolution approved or ratified by the shareholders pursuant to Section 9.7 provides otherwise; or
          (c) In the case of advances for expenses, the Director is entitled, pursuant to the Articles of Incorporation, these bylaws, or any applicable resolution or agreement, to payment or reimbursement of his reasonable expenses incurred as a party to a proceeding in advance of final disposition of the proceeding.
     9.6 Determination and Authorization of Indemnification.
          (a) The Corporation may not indemnify a Director under Section 9.2 unless authorized thereunder and a determination has been made in the specific case that indemnification of the Director is permissible in the circumstances because he has met the standard of conduct set forth in subsection (a) of Section 9.2.

          (b) The determination shall be made:
(i)	By the Board of Directors by majority vote of a quorum consisting of Directors not at the time parties to the proceeding;

(ii)	If a quorum cannot be obtained under paragraph (i) of this subsection, by majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate), consisting solely of two or more Directors not at the time parties to the proceeding;

(iii)	By special legal counsel:
(A)	Selected by the Board of Directors or its committee in the manner prescribed in paragraph (i) or (ii) of this subsection; or

(B)	If a quorum of the Board of Directors cannot be obtained under paragraph (i) of this subsection and a committee cannot be designated under paragraph (ii) of this subsection, selected by majority vote of the full Board of Directors (in which selection Directors who are parties may participate); or
(iv)	By the shareholders, but shares owned by or voted under the control of Directors who are at the time parties to the proceeding may not be voted on the determination.
          (c) Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under paragraph (iii) of subsection (b) of this Section 9.6 to select counsel.
     9.7 Shareholder Approval Indemnification.
          (a) The Corporation may indemnify or obligate itself to indemnify a Director made a party to a proceeding, including a proceeding brought by or in the right of the Corporation, without regard to the limitations found in other sections of these bylaws or the Code so long as such indemnification or obligation is authorized by the Articles of Incorporation or a bylaw, contract, or resolution approved or ratified by the shareholders by a majority of the votes entitled to be cast.

          (b) The Corporation shall not indemnify a Director under this Section 9.7 for any liability incurred in a proceeding in which the Director is adjudged liable to the Corporation or is subjected to injunctive relief in favor of the Corporation:
(i)	For any appropriation, in violation of his duties, of any business opportunity of the Corporation;

(ii)	For acts or omissions which involve intentional misconduct or a knowing violation of law;

(iii)	For the types of liability set forth in Code Section 14-2-832, as amended; or

(iv)	For any transaction from which he received an improper personal benefit.
          (c) Where approved or authorized in the manner described in subsection (a) of this Section 9.7, the Corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:
(i)	The Director furnishes the Corporation a written affirmative of his good faith belief that his conduct does not constitute behavior of the kind described in subsection (b) of this Section 9.7; and

(ii)	The Director furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification under this Section 9.7.
     9.8 Indemnification of Officers, Employees and Agents.
          (a) An officer of the Corporation who is not a Director is entitled to indemnification and advancement of expenses to the same extent, and subject to the same conditions, as a Director of the Corporation is entitled to and subject to under Section 9.2, Section 9.3, Section 9.4, Section 9.6 and Section 9.7 of these bylaws.
          (b) An employee or agent of the Corporation who is not a Director or officer is entitled to indemnification and advancement of expenses to the same extent, and subject to the same conditions, as a Director of the Corporation is entitled to and subject to under Section 9.2, Section 9.3, Section 9.4, Section 9.5 and Section 9.6 of these bylaws.
     9.9 Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is or was a Director, officer, employee, or agent of the Corporation or who, while a Director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a Director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against liability asserted against or incurred by him in that capacity or arising from his status as a Director, officer, employee, or agent, whether or not the Corporation would have power to indemnify him against the same liability under Section 9.2 or Section 9.3.
     9.10 Limitations.
          (a) The provision for indemnification of or advance for expenses to Directors contained in the Articles of Incorporation, these bylaws, a resolution of the Corporation’s shareholders or Board of Directors, or in a contract or otherwise, is valid only if and to the extent the provision is consistent with the Code. If the Articles of Incorporation limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the Articles of Incorporation.
          (b) This Article 9 does not limit the Corporation’s power to pay or reimburse expenses incurred by a Director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding.
     9.11 Nonseverability. In the event that any of the provisions of this Article 9 (including any provision within a single sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.
     9.12 Amendment to Code. If the Code hereafter is amended to authorize broader indemnification of Directors, officers, agents and employees, then the indemnification of such Directors, officers, agents and employees of the Corporation shall be expanded to the fullest extent permitted by the amended Code.
ARTICLE 10. NOTICES; WAIVERS OF NOTICE
     10.1 Notices. Except as otherwise specifically provided in these bylaws, whenever under the provisions of these bylaws notice is required to be given to any shareholder, Director or officer, it shall not be construed to mean personal notice, but such notice may be given by personal notice, by telegram or cablegram, or by mail by depositing the same in the post office or letter box in a postage prepared sealed wrapper, addressed to such shareholder, Director or officer at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus sent or mailed.
     10.2 Waivers of Notice. Except as otherwise provided in these bylaws, when any notice is required to be given by law, by the Articles of Incorporation or by these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. In the case of a shareholder, such waiver of notice may be signed by the shareholder’s attorney or proxy duly appointed in writing.

ARTICLE 11. EMERGENCY POWERS
     11.1 Bylaws. The Board of Directors may adopt emergency bylaws, subject to repeal or change by action of the shareholders, which shall, notwithstanding any provision of law, the Articles of Incorporation or these bylaws, be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board of Directors or its shareholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action. The emergency bylaws may make any provision that may be practical and necessary for the circumstances of the emergency.
     11.2 Lines of Succession. The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all agents of the Corporation shall for any reason be rendered incapable of discharging their duties.
     11.3 Head Office. The Board of Directors, either before or during any such emergency, may (effective during the emergency) change the head office or designate several alternative head offices or regional offices, or authorize the officers to do so.
     11.4 Period of Effectiveness. To the extent not inconsistent with any emergency bylaws so adopted, these bylaws shall remain in effect during any such emergency and upon its termination, the emergency bylaws shall cease to be operative.
     11.5 Notices. Unless otherwise provided in emergency bylaws, notice of any meeting of the Board of Directors during any such emergency may be given only to such of the Directors as it may be feasible to reach at the time, and by such means as may be feasible at the time, including publication, radio or television.
     11.6 Officers as Directors Pro Tempore. To the extent required to constitute a quorum at any meeting of the Board of Directors during any such emergency, the officers of the Corporation who are present shall, unless otherwise provided in emergency bylaws, be deemed, in order of rank and within the same rank in order of seniority, Directors for such meeting.
     11.7 Liability of Officers, Directors and Agents. No officer, Director, agent or employee acting in accordance with any emergency bylaw shall be liable except for willful misconduct. No officer, Director, agent or employee shall be liable for any action taken by him or her in good faith in such an emergency in furtherance of the ordinary business affairs of the Corporation even though not authorized by the bylaws then in effect.

ARTICLE 12. CHECKS, NOTES, DRAFT, ETC.
     Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons the Board of Directors by resolution shall from time to time designate.
ARTICLE 13. AMENDMENTS
     The bylaws of the Corporation may be altered or amended and new bylaws may be adopted by the shareholders at any annual or special meeting of the shareholders or by the Board of Directors at any regular or special meeting of the Board of Directors; provided, however, that, if such action is to be taken at a meeting of the shareholders, notice of the general nature of the proposed change in the bylaws shall be given in the notice of meeting. The shareholders may provide by resolution that any bylaw provision repealed, amended, adopted, or altered by them may not be repealed, amended, adopted or altered by the Board of Directors. Except as otherwise provided in the Articles of Incorporation, action by the shareholder with respect to bylaws shall be taken by an affirmative vote of a majority of all shares entitled to elect Directors, and action by the Board of Directors with respect to bylaws shall be taken by an affirmative vote of a majority of all Directors then holding office.